EXHIBIT 32.1
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
FNBH BANCORP, INC.
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
     I, Barbara Draper, President and Chief Executive Officer of FNBH Bancorp, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
     (1) The quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;
     (2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of FNBH Bancorp, Inc.

FNBH BANCORP, INC.

Date: August 4, 2006	By:	/s/ Barbara Draper

Barbara Draper
	Its:	President and Chief Executive Officer
The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FNBH Bancorp, Inc. and will be retained by FNBH Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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